      As filed with the Securities and Exchange Commission on May 9, 2001
                                                    Registration No. 333-60248

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                ---------------
                         PRE-EFFECTIVE AMENDMENT NO. 1
                                      TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                                ---------------
AGL RESOURCES INC.                                       AGL CAPITAL CORPORATION
                              AGL CAPITAL TRUST II
             (Exact name of registrant as specified in its charter)

             Georgia                             Nevada                            Delaware
                                        (State of Incorporation)
           58-2210952                         88-80472393                        Applied for
                               (I.R.S. Employer Identification Number)

            817 West Peachtree Street, N.W., Atlanta, Georgia 30308
                                 (404) 584-9470
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                                ---------------

                Richard T. O'Brien                                  Paul R. Shlanta
            Senior Vice President and                                  President
             Chief Financial Officer                            AGL Capital Corporation
                AGL Resources Inc.                          817 West Peachtree Street, N.W.
         817 West Peachtree Street, N.W.                         Atlanta, Georgia 30308
              Atlanta, Georgia 30308                                 (404) 584-9470
                  (404) 584-9470

 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                                ---------------
                                   Copies to:

              William L. Floyd, Esq.                            Jeremiah L. Thomas, Esq.
            Long Aldridge & Norman LLP                         Simpson Thacher & Bartlett
         303 Peachtree Street, Suite 5300                         425 Lexington Avenue
              Atlanta, Georgia 30308                            New York, New York 10017
                  (404) 527-4000                                     (212) 455-2000

   Approximate date of commencement of proposed sale of the securities to the public: From time to time after this registration statement becomes effective.


   If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

   If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [_]

   If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_] _________

   If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_] _________

   If delivery of this prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]


   The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

================================================================================

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 17.  Undertakings.

     (a) Filings Incorporating Subsequent Exchange Act Documents by Reference. The undersigned registrants hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (b) Acceleration of Effectiveness. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the provisions described under Item 15 above, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, such registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

     (c) Rule 430A Prospectus. The undersigned registrants hereby undertake that:

        (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or
     (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective.

        (2) For purposes of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, AGL Resources Inc., one of the registrants, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment Number 1 to the Registration Statement on Form S-3 (SEC File No. 333-60248) to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on May 9, 2001.

                              AGL RESOURCES INC.

                              By: /s/ Paula G. Rosput
                                 ----------------------------------
                                   Paula G. Rosput
                                   President and
                                   Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Amendment Number 1 to the Registration Statement on Form S-3 (SEC File No. 333-60248) has been signed by the following persons in the capacities indicated on May 9, 2001.

       Signature                       Title
       ---------                       -----

/s/ Paula G. Rosput                    President and Chief Executive Officer
-----------------------------------    (Principal Executive Officer) and
Paula G. Rosput                        Director


/s/ Elizabeth J. White                 Vice President and Controller
-----------------------------------    (Principal Financial and Accounting
Elizabeth J. White                     Officer)


          *                            Chairman
-----------------------------------
D. Raymond Riddle

          *                            Director
-----------------------------------
Frank Barron, Jr.

          *                            Director
-----------------------------------
Otis A. Brumby, Jr.

          *                            Director
-----------------------------------
Robert S. Jepson, Jr.

          *                            Director
-----------------------------------
Wyck A. Knox, Jr.

          *                            Director
------------------------------------
Dennis M. Love

          *                            Director
------------------------------------
Felker W. Ward, Jr.

*By: /s/ Paul R. Shlanta
    ------------------------------------
     Paul R. Shlanta
     Attorney-in-fact

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, AGL Capital Corporation, one of the registrants, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment Number 1 to the Registration Statement on Form S-3 (SEC File No. 333-60248) to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on May 9, 2001.

                              AGL CAPITAL CORPORATION

                              By:  /s/ Paul R. Shlanta
                                   -----------------------------------
                                   Paul R. Shlanta
                                   President

     Pursuant to the requirements of the Securities Act of 1933, this Amendment Number 1 to the Registration Statement on Form S-3 (SEC File No. 333-60248) has been signed by the following persons in the capacities indicated on May 9, 2001.

       Signature                       Title
       ---------                       -----

/s/ Paul R. Shlanta                    President and Director
-----------------------------------    (Principal Executive Officer)
Paul R. Shlanta

/s/ Thomas L. Gleason                  Vice President
-----------------------------------    (Principal Financial and
Thomas L. Gleason                      Accounting Officer)

          *                            Director
-----------------------------------
Gwen Martini

          *                            Director
-----------------------------------
Robert W. Grier


*By: /s/ Paul R. Shlanta
     ------------------------------
     Paul R. Shlanta
     Attorney-in-fact

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, AGL Capital Trust II, one of the registrants, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment Number 1 to the Registration Statement on Form S-3 (SEC File No. 333-60248) to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on May 9, 2001.

                              AGL CAPITAL TRUST II

                              By: /s/ Paul R. Shlanta
                                  -----------------------------------
                                  Paul R. Shlanta, Trustee

                                 EXHIBIT INDEX

 Exhibit
 Number
 -------
 **1      Form of Underwriting Agreement
  *4.1    Form of Junior Subordinated Debentures (included as an exhibit to Exhibit 4.2)
  *4.2    Form of Indenture among AGL Resources Inc., AGL Capital Corporation and The Bank of New York, as
          Trustee
  *4.3    Form of Trust Preferred Securities Guarantee Agreement
  *4.4    Certificate of Trust of the Trust dated as of March 20, 2001
  *4.5    Trust Agreement of the Trust dated as of March 20, 2001
  *4.6    Form of Amended and Restated Trust Agreement
  *4.7    Form of Common Security Certificate (included as an exhibit to Exhibit 4.6)
  *4.8    Form of Trust Preferred Security Certificate (included as an exhibit to Exhibit 4.6)
  *4.9    Form of Agreement as to Expenses and Liabilities
  *5.1    Opinion of Long Aldridge & Norman LLP
  *5.2    Opinion of Marshall Hill Cassas & de Lipkau
  *5.3    Opinion of Richards, Layton & Finger, P.A.
  *8.1    Opinion of Long Aldridge & Norman LLP as to material federal income tax matters
 *12      Computation of Ratios of Earnings to Fixed Charges
  23.1    Consent of Deloitte & Touche LLP
 *23.2    Consent of Long Aldridge & Norman LLP (included in Exhibit 5.1)
 *23.3    Consent of Marshall Hill Cassas & de Lipkau (included in Exhibit 5.2)
 *23.4    Consent of Richards, Layton & Finger, P.A. (included in Exhibit 5.3)
 *24      Power of Attorney
 *25.1    Form T-1 Statement of Eligibility of The Bank of New York to act as trustee under the Trust
          Preferred Securities Guarantee Agreement
 *25.2    Form T-1 Statement of Eligibility of The Bank of New York to act as trustee under the Indenture
 *25.3    Form T-1 Statement of Eligibility of The Bank of New York to act as trustee under Amended and
          Restated Trust Agreement

--------
* Previously Filed.
** To be filed by amendment or as an exhibit to a document to be incorporated by reference herein.